NFO RESEARCH, INC.
                                EXHIBIT 11
              COMPUTATIONS OF NET INCOME PER COMMON SHARE
             (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)


                                           THREE MONTHS              NINE MONTHS
                                       ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
                                           1996     1995         1996         1995
PRIMARY:

 NET INCOME                          $     2,475 $    1,782   $   6,416      $ 4,795
                                          ======     ======      ======       ======
 WEIGHTED AVERAGE SHARES OUTSTANDING      10,213      9,419      10,159        9,375
 DILUTIVE STOCK OPTIONS                      513        288         485          250
 OTHER COMMON SHARES EQUIVALENTS              33         33          33           33
                                          ------     ------      ------       ------
                                          10,759      9,740      10,677        9,658
                                          ======     ======      ======       ======
 PRIMARY EARNINGS PER SHARE           $      .23  $     .18    $    .60      $   .50
                                          ======     ======      ======       ======

FULLY DILUTED:

 NET INCOME                           $   2,427   $  1,759     $   6,271     $ 4,727
                                          ======     ======      ======       ======
 WEIGHTED AVERAGE SHARES OUTSTANDING     10,213      9,419        10,159       9,375
 DILUTIVE STOCK OPTIONS                     513        340           493         335
 OTHER COMMON SHARES EQUIVALENTS             33         33            33          33
 CONTINGENT SHARES                          135         29           135          29
                                          ------     ------      ------       ------
                                         10,894      9,821        10,820       9,772
                                          ======     ======      ======       ======
 FULLY DILUTED EARNINGS PER SHARE    $      .22  $     .18    $      .58     $   .48
                                          ======     ======      ======       ======



The earnings per share and share data reflect the three-for-two stock split effected on February 5, 1996.